Chemung Financial Corporation One Chemung Canal Plaza P.O. Box 1522 Elmira, New York 14902 (607) 737-3711

For Immediate Release: November 21, 2007 Chemung Financial Corporation Increases Cash Dividend

Chemung Financial Corporation announced today that its Board of Directors approved payment of a quarterly cash dividend of $.25 per share, payable January 2, 2008, to common shareholders of record as of the close of business on December 17, 2007. The current dividend represents a 4.2% increase over the $.24 quarterly dividend paid in October 2007.

Chemung Financial Corporation, headquartered in Elmira, New York, was incorporated in 1985 as the parent holding company of Chemung Canal Trust Company, a full service community bank with full trust powers, which was established in 1833. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services and insurance. CFS Group, Inc. was founded in 2001.

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